UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 5, 2009 (September 29, 2009)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 29, 2009, First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as the representative of the underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering of 12,500,000 shares of common stock of the Company, $0.01 par value per share. In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an over-allotment option, exercisable one or more times for 30 days, to purchase up to a total of 1,875,000 additional shares of the Company's common stock. On October 2, 2009, J.P. Morgan Securities Inc., as the representative of the Underwriters, exercised the over-allotment option for an additional 1,135,700 shares of the Company's common stock. The shares are being offered to the public at $5.25 per share. Subject to customary closing conditions, the Underwriters expect to deliver the shares to the purchasers, including the shares purchased pursuant to the Underwriters' over-allotment option, on or about October 5, 2009. The Company expects to receive net proceeds from this offering, including the exercise of the Underwriters' over-allotment option, of approximately $68.3 million after deducting underwriting discounts and commissions, and estimated transaction expenses of approximately $270,000. The shares are being offered and sold pursuant to a prospectus supplement, dated September 29, 2009, and a related prospectus, dated September 18, 2009, under the Company’s Registration Statement on Form S-3 (File No. 333-157771).
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 29, 2009, among First Industrial Realty Trust, Inc., First Industrial, L.P. and J.P. Morgan Securities Inc.

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the Company, as to the legality of the securities being registered.

5.2	Opinion of McGuireWoods LLP, counsel to the Company, as to the legality of the securities being registered.

8.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the registrants, as to certain tax matters.

Exhibit No.	Description

23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.2 hereto).

23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (contained in Exhibit 8.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ John H. Clayton
	Name:	John H. Clayton
	Title:	Vice President — Corporate Legal

Date: October 5, 2009